Exhibit 23.2

Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 22, 2019 with respect to the consolidated financial statements of SunTrust Banks, Inc. incorporated by reference in the Registration Statement (Form S-3 No. 333-239673) and the related Prospectus of Truist Financial Corporation for the registration of shares of its common stock.

Atlanta, Georgia

July 13, 2020

A member firm of Ernst & Young Global Limited